Exhibit 99.1

UNITY Biotechnology, Inc. Reports Third Quarter 2022

Financial Results and Business Updates

- Announced positive 24-week data in Phase 2 BEHOLD Study of UBX1325 in Patients with Diabetic Macular Edema; single injection led to statistically significant and clinically meaningful improvement in BCVA with favorable safety profile through six months -

- 16-Week Data from Phase 2 ENVISION Study in wet Age-Related Macular Degeneration Expected in First Quarter of 2023 -

- As of September 30, 2022, UNITY had approximately $103.9 million in cash, cash equivalents and marketable securities, providing runway into the first quarter of 2024 -

SOUTH SAN FRANCISCO, Calif., November 8, 2022 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the third quarter ended September 30, 2022.

“In the third quarter, we reported positive results from the Phase 2 BEHOLD study in patients with DME and strengthened our financial resources, which we believe will carry us through key value-driving milestones for our rapidly advancing lead program, UBX1325,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “The impressive 24-week results from BEHOLD demonstrate that a single injection of UBX1325, in addition to showing a favorable safety and tolerability profile, led to a statistically significant and clinically relevant improvement in Best Corrected Visual Acuity (BCVA) of 7.6 ETDRS letters compared to sham treatment, maintained stabilization of retinal structure, and improved the proportion of rescue-free patients compared to the sham-treated arm. These results, together with the growing dataset, position UBX1325 as a potential transformative, first-in-class and best-in-disease therapy, and underscore the opportunity for clinical utility of our senolytic approach. We look forward to further evaluating the durability of treatment effect through 48 weeks with our long-term extension of the BEHOLD study, with data expected in the second quarter of 2023. In parallel, we remain on track to report 16-week data from our Phase 2 ENVISION study in wet Age-Related Macular Degeneration (AMD) in the first quarter of 2023.”

Upcoming Milestones

•
16-week safety and efficacy data from Ph2 ENVISION study in wet AMD expected in Q1 2023

•
48-week long-term extension data from Ph2 BEHOLD study in DME expected in Q2 2023

•
Full 24-week safety and efficacy data from Ph2 ENVISION study in wet AMD expected in Q2 2023

•
48-week long-term extension study data from Ph2 ENVISION study in wet AMD expected in Q4 2023

Third Quarter Financial Results

Cash, cash equivalents and marketable securities totaled $103.9 million as of September 30, 2022, compared with $64.5 million as of June 30, 2022. UNITY believes that current cash, cash equivalents, and marketable securities are sufficient to fund operations into the first quarter of 2024.

Operating loss for the three months ended September 30, 2022, was $13.1 million compared to $14.8 million for the three months ended September 30, 2021. Cash used in operations during the first three quarters of 2022 was $40.7 million compared to $40.0 million for the first three quarters of 2021.

Research and development expenses decreased by $0.9 million, to $8.2 million for the three months ended September 30, 2022 from $9.1 million for the three months ended September 30, 2021. The decrease was primarily due to decreases of $1.7 million in personnel costs due to reduction in force, $0.5 million in laboratory supplies and $0.9 million in facilities-related and other operating costs due to allocation to general and administrative expenses of net expenses on Brisbane and East Grand facilities which have been subleased, offset by $2.2 million increase in direct research and development expenses mainly due to the advancement of UBX1325 studies and increase in CMO and CRO activities during the three months ended September 30, 2022.

General and administrative expenses decreased by $0.8 million, to $4.9 million for the three months ended September 30, 2022 from $5.7 million for the three months ended September 30, 2021. The decrease was primarily due to decreases of $0.6 million in personnel costs mainly due to reduction in force and $0.4 million in professional fees, offset by $0.2 million increase in facilities-related and other operating costs.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of the results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of UNITY in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 8, 2022, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Licensing revenue - related party	$—	$—	$236	$—
Operating expenses:
Research and development	8,208	9,081	28,222	28,815
General and administrative	4,922	5,747	15,669	17,952
Total operating expenses	13,130	14,828	43,891	46,767
Loss from operations	(13,130)	(14,828)	(43,655)	(46,767)
Interest income	329	20	416	82
Interest expense	(866)	(792)	(2,568)	(2,351)
Other income (expense), net	(41)	(850)	49	(996)
Net loss	(13,708)	(16,450)	(45,758)	(50,032)
Other comprehensive (loss) gain
Unrealized loss on marketable debt securities	(87)	—	(230)	—
Comprehensive loss	$(13,795)	$(16,450)	$(45,988)	$(50,032)
Net loss per share, basic and diluted	$(1.36)	$(2.97)	$(5.77)	$(9.13)
Weighted-average number of shares used in computing net loss per share, basic and diluted	10,072,076	5,543,644	7,928,729	5,482,648

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	September 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$22,576	$32,905
Short-term marketable securities	76,364	55,170
Prepaid expenses and other current assets	3,234	1,879
Restricted cash	550	550
Total current assets	102,724	90,504
Property and equipment, net	8,202	9,942
Operating lease right-of-use assets	19,515	21,286
Long-term marketable securities	4,980	1,993
Long-term restricted cash	896	896
Other long-term assets	76	91
Total assets	$136,393	$124,712
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,444	$1,985
Accrued compensation	2,961	4,028
Accrued and other current liabilities	4,593	6,370
Deferred revenue	—	216
Derivative liability related to debt	—	963
Current portion of long-term debt	6,776	3,055
Total current liabilities	16,774	16,617
Operating lease liability, net of current portion	27,792	30,094
Long-term debt, net	13,262	18,409
Other long-term liabilities	—	23
Total liabilities	57,828	65,143
Commitments and contingencies
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	524,623	459,636
Accumulated other comprehensive loss	(275)	(44)
Accumulated deficit	(445,784)	(400,024)
Total stockholders’ equity	78,565	59,569
Total liabilities and stockholders’ equity	$136,393	$124,712

Media Contact

Evoke Canale Communications

Jason Spark

jason.spark@evokegroup.com

Investor Contact
LifeSci Advisors, LLC
Joyce Allaire
jallaire@lifesciadvisors.com